UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act 1934

Date of Report (Date of earliest event reported): September 12, 2011

GLOBALSTAR, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33117	41-2116508
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

300 Holiday Square Blvd., Covington, Louisiana	70433
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (985) 335-1500

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d.2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 12, 2011, Globalstar, Inc. received a letter from The Nasdaq Stock Market informing the company that for the last 30 consecutive business days the bid price of Globalstar’s common stock has closed below the minimum $1.00 per share requirement for continued inclusion under Listing Rule 5450(a)(1). The letter stated that Nasdaq will provide Globalstar a grace period of 180 calendar days, or until March 12, 2012, to regain compliance. To regain compliance, any time before March 12, 2012, the bid price of Globalstar’s common stock must close at $1.00 per share or more for a minimum of 10 consecutive business days. If Globalstar does not regain compliance with Rule 5450(a)(1) by March 12, 2012, Globalstar will be eligible for an additional 180 calendar day compliance period if it meets The Nasdaq Capital Market initial listing criteria except for the bid price requirement. If Globalstar is not eligible for an additional compliance period, Nasdaq will provide it with written notification that its common stock will be delisted. At that time, Globalstar may appeal to the Listings Qualifications Panel Nasdaq’s determination to delist its common stock.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release dated September 14, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBALSTAR. INC.

/s/ Dirk J. Wild
Dirk J. Wild
Senior Vice President and Chief Financial Officer

Date: September 14, 2011